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                                                 (1FIRST BANCORP LOGO)

                .                                CONTACTS:
                                                 Alan Cohen
                                                 Senior Vice President
                                                 Marketing and Public Relations
                                                 (787) 729-8133

        FIRST BANCORP ANNOUNCES CLOSING THE ACQUISITION OF FLORIDA-BASED
                              PONCE GENERAL CORP.

         San Juan, Puerto Rico - March 31, 2005- - First BanCorp. (NYSE:FBP), announced today the closing of its acquisition, in an all-cash consideration merger transaction, of Ponce General Corporation, a Delaware corporation, and its subsidiaries, UniBank, a federal savings and loan association, and Ponce Realty Corporation, a Delaware corporation with real estate holdings in Florida. UniBank, which is headquartered in Miami, Florida, had total assets of approximately $491.5 million, deposits of approximately $418.7 million and stockholders' equity of approximately $45.2 million as of December 31, 2004. UniBank has 11 financial service facilities located in the Miami/Dade, Broward, Orange and Osceola counties of Florida.

         Angel Alvarez-Perez, Chairman, President and Chief Executive Officer of First BanCorp said, "I want to welcome the 122 employees of UniBank into the First BanCorp family. This is a very important day for First BanCorp and its shareholders, as it represents the successful completion of the transaction we announced last November. UniBank provides us with a firm base from which First BanCorp can expand beyond our Puerto Rico and Virgin Islands business, through investment in Florida's growing communities. We believe in the potential of the Florida market, as a result of our initial success in construction and real estate loan


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origination by our Miami Agency." "The combination of UniBank's commitment to service with First BanCorp's breadth of financial services and depth of management experience will provide us with a winning platform to compete in this market", Alvarez concluded.

         With $15.6 billion in assets as of December 31, 2004, First BanCorp is the second largest financial holding company in Puerto Rico. It is the parent company of FirstBank Puerto Rico; a state chartered commercial bank in Puerto Rico and the Virgin Islands and of FirstBank Insurance Agency, Inc., an insurance agency. Both First BanCorp and FirstBank Puerto Rico operate pursuant to United States banking laws and regulations. FirstBank operates a total of 112 financial service facilities throughout Puerto Rico and the US and British Virgin Islands, including operations of its subsidiaries. FirstBank also opened a banking agency in Coral Gables, Florida in October 2004, which provides commercial real estate and construction lending. Among FirstBank's subsidiaries operating in Puerto Rico are Money Express, a finance company, First Leasing and Rental Corporation, a car and truck leasing company, and FirstMortgage, a mortgage banking company. In the US and British Virgin Islands FirstBank operates First Insurance Agency, an insurance agency, First Trade, Inc., a foreign corporation management company, and First Express, a small loan company.

         First BanCorp's common stock and preferred stock are listed on The New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) which may involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. These include securing all necessary governmental and other approvals, the satisfaction of all conditions to the merger, changes in business and other market conditions, and the success of the business combination envisioned by the parties. These and other factors could adversely affect the outcome and financial effects of the plans and events described herein.


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